Exhibit 99.1

Cycurion Makes It Clear: Issues Litigation Hold Letters to 16 Market Makers as Company Aggressively Investigates Potential Harm to Shareholders

MCLEAN, Va., April 10, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a leading provider of advanced IT cybersecurity solutions and AI-driven innovations for government, enterprise, and critical infrastructure clients, today continues to make it clear that it will not sit idly by and will vigorously investigate anyone involved in manipulating the price of the Company’s stock. In the latest step, Cycurion has issued litigation hold letters (formal evidence preservation) to 16 prominent market makers and securities firms, putting them on immediate notice to preserve all evidence of trading activity in the Company’s stock as part of an ongoing investigation into potential market manipulation.

The litigation hold letters, issued in connection with the Superior Court of Justice, Wake County, North Carolina (File No. 26CV012490-910) in the action Cycurion, Inc. f/k/a WAVS v. ACCESS Newswire Inc. and John Doe One, formally require each recipient to preserve and not destroy, alter, or delete any records related to trading in shares of Cycurion, Inc. (Nasdaq: CYCU) during the period February 16, 2026 through March 23, 2026. This includes all buy and sell orders, execution details, counterparty information, communications, customer account details (including KYC), surveillance reports, exception reports, internal investigations, margin and collateral records, order lifecycle data, bid/ask quotes, spread data, Consolidated Audit Trail information, and any Suspicious Activity Reports (SARs).

“As we have said from the beginning, we will not sit on our hands while others try to harm our company and our shareholders,” said Kevin Kelly, CEO of Cycurion. “We continue to make it clear that we will go after those who have hurt the Company and its shareholders by their nefarious actions. We are proactively issuing these litigation hold letters to 16 market makers as part of our investigation into potential short selling and market manipulation. Our internal cybersecurity team — with national security-level tradecraft — combined with targeted legal action, will continue to expose those responsible while we execute on our real business.”

Cycurion continues to focus on profitable growth and believes this will be a breakout year for the Company as it expands its contract backlog with government and enterprise clients, advances its proprietary ARx platform and AI-enhanced cybersecurity offerings, and delivers long-term value to shareholders.

This latest action builds upon the Company’s recent success in unmasking Michael S. Emo as the individual previously named as John Doe 1 and John Doe 2 in the Company’s defamation lawsuit pending in Alexandria, Virginia. Cycurion remains committed to using every available legal and technological tool to protect shareholder value, defend market integrity, and ensure the truth prevails.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,”

“expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

2